Exhibit 99.1

Cross Country Healthcare Announces Co-Founder and CEO Kevin Clark to Transition to Chairman of the Board

John A. Martins, the current Group President, Delivery promoted to President and CEO

Company raises fourth quarter 2021 financial guidance

BOCA RATON, Fla.--(BUSINESS WIRE)--January 19, 2022--Cross Country Healthcare, Inc., a market leading workforce solutions tech-enabled staffing, recruitment and advisory firm today announced that Kevin C. Clark, Co-Founder and CEO of the Company will transition from his current role as President and CEO effective March 31, 2022 to Chairman of the Company’s Board of Directors, where he will continue to lead Cross Country Healthcare’s strategic direction. In connection with this transition, John A. Martins, Group President, Delivery, will be promoted to President and CEO of the Company and appointed to the Company’s Board of Directors. Thomas C. Dircks, who has served as the Company’s Chairman since 2013, will continue to serve as an independent director of the Company’s Board of Directors. Larry Cash will continue to serve as the Company’s lead director.

Martins brings nearly 20 years of healthcare leadership experience to the role of President and CEO and has worked alongside Clark for the last 12 months, playing an instrumental part defining the company’s long-term strategic direction. Martins has held senior leadership positions with several of the nation’s largest healthcare staffing providers including AMN Healthcare Services, and Aya Healthcare Inc. Prior to joining AMN and Aya, Martins served as President at Onward Healthcare and in various other positions from February 2008 to January 2015, where he reported to Clark who was Onward Healthcare’s Co-Founder and CEO.

"Leading Cross Country Healthcare has been one of the greatest honors of my life and I am confident that John will continue to drive and execute our strategic roadmap today and for years to come,” said Kevin Clark, Co-Founder and CEO of Cross Country Healthcare. “Nothing has been more important to me than continuing to provide the highest quality of care to patients throughout the United States in a manner that reflects the ethics and integrity upon which the company was founded on in 1986. In my new role as Chairman, I will work with the same vigor and determination that I brought to transform and evolve this great Company. I am excited and eager to partner with John in his new role as President and CEO.”

Clark co-founded Cross Country Healthcare in 1986 and rejoined the company in January 2019 after leaving in 1994 and launching other successful healthcare companies. Over the past three years, he has led the Company’s turnaround and return to profitable growth, more than doubling the revenue of the Company on an organic basis and consummating two acquisitions to position the Company for continued growth.

As presented below, the Company is also raising its fourth quarter 2021 revenue, adjusted EBITDA and adjusted EPS guidance provided in the November 3, 2021 press release. At the midpoint of the updated fourth quarter guidance range described below, the Company is now projecting full year consolidated revenue of $1.67 billion, adjusted EBITDA of $161 million and adjusted EPS of $3.03.

"Kevin has had a profound impact on the Company, its employees and the communities we serve,” said Cross Country Healthcare Chairman Thomas C. Dircks. “We are excited that Kevin will continue to serve Cross Country Healthcare as its Chairman and we look forward to working with him to continue to steer the Company’s strategic direction.”

“I am excited to take the helm of Cross Country Healthcare and look forward to driving the strategic direction that Kevin, a long-time mentor and champion of mine, put in place in a way that reflects the values of our Company,” said John A. Martins, Group President, Delivery at Cross Country Healthcare. “We are fortunate that Kevin will continue to be involved in the evolution of Cross Country Healthcare as our Chairman and, together with our strong leadership team, I believe we are well-equipped to continue to grow the company into the leading technologically advanced workforce advisory and staffing solutions provider in the industry.”

Clark continued, "I am so very appreciative of our clinicians and corporate employees who have worked tirelessly to serve our clients, communities and our country. I also want to thank and recognize our Board for its unwavering support in turning the company around over the past three years and in particular Tom Dircks. Cross Country Healthcare’s fundamentals are strong, and we believe the Company is well positioned to continue its growth trend as the innovative leader driving the digital transformation of our industry. I have had the privilege of working with John for more than nine years both at Cross Country Healthcare and at Onward, and I have the utmost confidence that his nearly 20 years of experience in this industry, pedigree, track record, strategic insight and digital savviness will serve him well to lead the company. With John’s leadership and our seasoned management team, I look forward to the Company’s continued success.”

Updated Guidance for Fourth Quarter 2021

Throughout 2021, Cross Country Healthcare has delivered strong revenue and improved profitability driven by solid execution as it continues to grow its number of professionals on assignment. As a result, the Company is raising the fourth quarter 2021 guidance for revenue, adjusted EBITDA and adjusted EPS from the prior guidance on November 3, 2021.

“As one of the largest healthcare staffing and workforce solutions providers in the country, we remain focused on growth and sustainable profitability. We look forward to our earnings announcement in late February and building long-term value for our shareholders,” said Clark. He continued, “We are entering 2022 on a very strong trajectory and I am excited about the prospect of achieving another year of historic performance. Though we anticipate an eventual softening of bill rates, demand for our services has remained robust and as a result rates have continued to remain elevated.”

	Q4 2021 Range	Year-over-Year	Sequential
		Change	Change

Revenue	$630 million - $640 million	192% - 197%	68% - 71%

Adjusted EBITDA*	$77 million - $82 million	570% - 613%	156% - 172%

Adjusted EPS*	$1.32 - $1.42	$1.13 - $1.23	$0.71 - $0.81

* Refer to discussion of non-GAAP financial measures below.

The above ranges represent management’s best estimate based on available information and are subject to change based upon completion of year-end close procedures, as well as our annual independent audit.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc. (CCH) is a leader in providing total talent management including strategic workforce solutions, contingent staffing, permanent placement, and consultative services for healthcare customers. Leveraging our 35 years of industry expertise and insight, CCH solves complex labor-related challenges for customers while providing high-quality outcomes and exceptional patient care. As a multi-year Best of Staffing® award winner, CCH is committed to an exceptionally high level of service to both our clients and our healthcare professionals. CCH was the first publicly traded staffing firm to obtain The Joint Commission Certification, which it still holds with a Letter of Distinction. CCH has a longstanding history of investing in its diversity, equality, and inclusion strategic initiatives as a key component of the organization’s overall corporate social responsibility program which is closely aligned with its core values to create a better future for its people, communities, the planet, and its shareholders.

Copies of this and other news releases as well as additional information about the Company can be obtained online at ir.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company’s press releases, filings with the Securities and Exchange Commission (SEC), and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release references non-GAAP financial measures, such as adjusted EBITDA and adjusted EPS. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's future operating performance. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The non-GAAP measures included in this report were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items include costs of revenue, depreciation, amortization, and stock-based compensation. The unavailable information could have a significant impact on the Company’s GAAP financial results.

FORWARD LOOKING STATEMENTS

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act, and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "suggests," "appears," "seeks," "will," "could," and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: the potential impacts of the COVID-19 pandemic on our business, financial condition, and results of operations, our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients’ ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of potential liabilities, losses, or other exposures in connection with the Cross Country Workforce Solutions Group (WSG) acquisition, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in our other filings with the SEC. You should consult any further disclosures the Company makes on related subjects in its filings with the SEC.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct, and/or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we," "us," "our," or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Contacts

Cross Country Healthcare, Inc.
William J. Burns, Executive Vice President & Chief Financial Officer
561-237-2555
wburns@crosscountry.com